FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                         Date of Report: August 27, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



  PENNSYLVANIA                   1-1401                      23-0970240
  (State or other                (SEC                        (IRS Employer
  jurisdiction of                file number)                Identification
  incorporation)                                               Number)




     230l Market Street, Philadelphia, Pennsylvania              19101
         (Address of principal executive offices)              (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events

As previously reported in the Company's Current Report on Form 8-K dated August 13, 1997, on that date, the Company and various other parties filed with the Pennsylvania Public Utility Commission (PUC) a Motion for Suspension of the Administrative Schedule in the Company's Restructuring Proceeding. On August 14, 1997, the PUC granted the Motion.

On August 27, 1997, the Company and a group of other parties filed a Joint Petition for Partial Settlement in the Pennsylvania Public Utility Commission
(PUC) industry restructuring proceeding. The proceeding, which began April 1, 1997, with the Company's filing of its comprehensive restructuring plan, is pursuant to the Electricity Generation Competition and Customer Choice Act (Competition Act). The settlement, which must be approved by the PUC, includes the following parties: PECO Energy; Senator Vincent J. Fumo; Lance S. Haver; the Consumers Education and Protective Association et al. (CEPA); the Office of Trial Staff (OTS); the Office of Consumer Advocate (OCA); the Office of Small Business Advocate (OSBA); the Philadelphia Area Industrial Energy Users Group (PAIEUG); the American Association of Retired Persons (AARP) and the Department of the Navy.

Key Features of the Joint Petition for Partial Settlement

- Recovery of $5.46 billion in stranded assets and costs through a Competitive Transition Charge (CTC) or an Intangible Transition Charge (ITC) over a period of 10 years beginning January 1, 1999. The Company will begin to amortize these costs (11-year amortization period) upon approval of the settlement.

- A write-off of at least $2 billion of stranded costs (approximately $5.40 per share) in 1997.

- Rate reduction of 10 percent on September 1, 1998.

- Approval to securitize up to $4 billion of authorized stranded costs.

- Separation of generation by establishment of a separate corporate entity or entities.

- Customer choice phased in for all customers in three steps: one-third of the peak load of each customer class on January 1, 1999, one-third on January 2, 1999 and the remainder on January 2, 2000.

Stranded Cost Recovery

Below is a summary of stranded cost recovery, as requested by the Company in its April 1, 1997 filing; as updated in its July 18, 1997 Rebuttal filing; and as delineated in the settlement agreement.

                             April 1, 1997
                             Restructuring    July 18, 1997
                                    Filing  Rebuttal Filing        Settlement
                                     (000)            (000)             (000)

Generation Plant                $6,688,384       $6,787,296 (1)   $6,787,296
   Market Value                 (2,862,913)      (2,303,000)      (2,303,000)
                               -----------      -----------      -----------
Stranded Generation Assets       3,825,471        4,484,296        4,484,296
Regulatory Assets (3)            2,589,057        2,589,057        2,589,057
Regulatory Liabilities              (5,319)          (5,319)          (5,319)
Nuclear Decommissioning            236,929          233,827          233,827
Fossil Decommissioning             126,605          126,605          126,605
Other Transition Costs              32,661           32,661           32,661
Disallowance                             0                0       (2,000,000)(2)
                               -----------      -----------      -----------
Total                           $6,805,404       $7,461,127       $5,461,127



(1)  Adjusted for additional common plant.

(2)  Represents $2 billion of stranded regulatory assets.

(3)  Regulatory Assets



       Description                                               (000)
----------------------------------------------------------------------
        Carrying charges on 50 percent of Limerick
           common plant not included in ratebase            $175,812
        Carrying charges on 50 percent of common
           plant of Peach Bottom, Salem and Eddystone         17,400
        Unamortized loss on reacquired debt                  158,311
        Nuclear design basis documentation                    28,852
        Limerick "early window" deferred costs                86,286
        Deferred fuel costs                                  311,468
        Deferred SFAS 106 costs                              100,580
        Deferred SFAS 109 tax expense                      1,687,069
        Other                                                 23,279
                                                          ----------
        Total Regulatory Assets                           $2,589,057

Rate Reductions


The Company commits to guaranteed across-the-board reductions in the retail rates that were effective December 31, 1996. The CTC is not subject to reconciliation or true-up.

                            Schedule of Average Rates
                                   (cents)/kWh

  Effective Date        Transmission Distribution CTC/ITC   Cumulative  Energy &      Total   Generation
                                                              Rate      Capacity    Bill Rate    Rate
                                                            Decrease(a)   Cap         Cap(b)     Cap(c)

                               (1)       (2)        (3)        (3')        (4)         (5)        (6)
  -------------------------------------------------------------------------------------------------------
  September 1, 1998           N/A       N/A        N/A        N/A         N/A         8.95       N/A

  January 1, 1999             0.47      2.64       3.04       10%         2.80        8.95       5.84

  January 1, 2000             0.47      2.64       3.04       10%         2.80        8.95       5.84

  January 1, 2001             0.47      2.64       3.14        9%         3.20        9.45       6.34

  January 1, 2002             0.47      2.64       3.14        9%         3.50        9.75       6.64

  January 1, 2003             0.47      2.64       3.14        9%         3.70        9.95       6.84

  January 1, 2004             (d)        (d)       2.87       12%         3.97        N/A        6.84

  January 1, 2005             (d)        (d)       2.77       13%         4.07        N/A        6.84

  January 1, 2006             (d)        (d)       2.57       15%         4.77        N/A        7.34

  January 1, 2007             (d)        (d)       2.47       16%         5.37        N/A        7.84

  January 1, 2008             (d)        (d)       2.27       18%         5.57        N/A        7.84

    (end 12-31-08)            --         --         --        40%          --          --         --

     (a) The figures listed in this column present, on average for each year, the percentage decreases relative to the Company's total bundled rates for service on December 31, 1996, reflected in the CTC or ITC.

     (b)  Total Bill Rate Cap (column 5) = sum of columns (1)+(2)+(3)+(4)

     (c) Generation Rate Cap (column 6) = sum of columns (3)+(4). The cap on generation rates will be extended, at higher levels than under the Competition Act, until December 31, 2008.

     (d) The cap on the Company's transmission and distribution rates under the Competition Act will be extended until January 1, 2004.


Notes:
- Average figures for CTC/ITC from 1999-2008 in column 3 are fixed.

- Transmission and Distribution average rates will not exceed the sum of the figures in columns 1 and 2.

- Prices for energy and capacity for the Company's generation customers will not, on average, exceed the figures in column 4.

- Total rates for the Company's generation customers will not, on average, exceed the figures in column 5.

- The generation portion of bills for the Company's generation customers will not, on average, exceed the figures in column 6.

- If any legal impediment precludes the Company from securitizing its stranded costs, the average rate caps will be increased by 0.3 cents/kWh and the September 1, 1998 rate reduction will be 7.0 percent. Such legal impediments do not include approvals, if any, required by the Securities and Exchange Commission or the Internal Revenue Service.


Securitization

As part of the settlement, the PUC will issue an irrevocable Qualified Rate Order (QRO) approving the securitization - at the Company's discretion - of up to $4 billion of recoverable stranded costs. No timing of issuance has yet been determined.

Other Features

- Effective January 1, 1999, the Company will unbundle its rates into distribution charges, transmission charges, ITC and/or CTC, and the market price for energy and capacity.

- Subject to receipt of necessary regulatory approvals, the Company will transfer ownership and operation of its generating facilities to a separate corporate entity. The generating facilities will be valued for transfer purposes at a market value of $2.303 billion. If such authorizations are not obtained, the Company will separate its generating functions into a separate business unit.

- The generation rate cap provisions of the Competition Act and the settlement apply to those customers who remain generation customers of the distribution utility.

Customers who choose to purchase power from alternative suppliers and later return to purchase power from the Company (the local distribution company) will have the option to receive the Company's generation on a monthly market rate basis (without benefit of the generation rate cap) or on a minimum 12-month contract basis (with benefit of the generation rate cap).

- Until December 31, 2008, the Company will purchase energy and capacity from the Company's generation subsidiary or from other sources for those retail customers who do not choose other suppliers. These customers will be charged market energy prices determined by the Company. These rates and the Company's purchases will not be subject to prudence review, but will be subject to the rate cap.

- To ensure adequate funding levels for nuclear decommissioning, the Company will establish an adjustment clause to capture future increases and decreases in the costs of decommissioning its share of the Limerick, Peach Bottom and Salem plants. The Company's generation entity will contribute $36.7 million annually to external trust funds. These amounts are in addition to the $234 million to be collected through the CTC/ITC.

PUC Approval Required

Subject to PUC approval, this is a comprehensive settlement of all stranded investment, asset securitization, customer education, universal service, ratemaking and rate unbundling issues in the Company's restructuring proceeding.

Issues not addressed in the settlement, such as metering, billing, etc., will be considered in the various working groups already formed, litigation among the parties, further settlement discussions, or other forums as determined by the PUC.

The petitioners have asked the PUC to suspend the restructuring proceeding. The administrative law judges must issue a recommendation to the PUC, which must then issue an order approving or not approving the settlement.
There is not yet an official timetable for consideration of the settlement.

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         PECO ENERGY COMPANY


                                         s\ J. B. Mitchell
                                         Vice President - Finance
                                            and Treasurer


August 27, 1997